UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2011

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 20, 2011, Speedway Motorsports, Inc., a Delaware corporation (the “Company”), issued a press release announcing its private offering of $150 million aggregate principal amount of Senior Notes due 2019. The Company intends to use the proceeds from the offering, along with additional borrowings under its existing credit facility or any other borrowings available to the Company, to finance the tender offer discussed below. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

In addition, the Company issued a press release on January 20, 2011 announcing that it commenced a cash tender offer and consent solicitation for any and all of its outstanding 6 3/4% Senior Subordinated Notes due 2013 pursuant to an Offer to Purchase and Consent Solicitation Statement dated January 20, 2011. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

The information filed in this Current Report on Form 8-K, including the information included in Exhibits 99.1 and 99.2, is neither an offer to sell nor the solicitation of an offer to buy the Senior Notes due 2019 or the 6 3/4% Senior Subordinated Notes due 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Speedway Motorsports, Inc. dated January 20, 2011.

99.2	Press Release of Speedway Motorsports, Inc. dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

January 20, 2011
/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer